UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2026

(Date of earliest event reported)

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Boulevard, Suite 2100, Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

214-427-1704

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 7.01.	Regulation FD Disclosure.

On June 8, 2026, Applied Digital Corporation (the “Company”) issued a press release announcing that it closed a revolving credit facility (the “Credit Facility”) on May 29, 2026. The Credit Facility was arranged by Goldman Sachs Lending Partners LLC and provides for up to $350 million of committed capacity with an additional accordion option of up to $200 million. Proceeds from the Credit Facility will be used to support the pre- and post-lease development of the Company’s data center projects and for working capital and other general corporate purposes. The Company also announced that it entered into a Memorandum of Understanding on June 5, 2026, to assign the lease with CoreWeave, Inc. for ELN-04 (as defined below) to a CoreWeave, Inc. subsidiary, if that subsidiary achieves an investment grade credit rating.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the proposed Offering (as defined and discussed below), the Company is releasing certain slides from an investor presentation that will be used by the Company in connection with investor meetings. A copy of the selected slides from the investor presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (as well as in Exhibits 99.1 and 99.2 attached hereto) is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 8.01.	Other Events.

On June 9, 2026, the Company issued a press release announcing the intention of APLD ComputeCo 3 LLC, its subsidiary, to offer, subject to market conditions and other factors, $1.59 billion aggregate principal amount of senior secured notes due 2031 in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act (the “Offering”).

APLD ComputeCo 3 LLC intends to use the net proceeds from the Offering to (i) fund the construction and associated expenses of 150 megawatts of critical IT load (“ELN-04”) at Polaris Forge 1, Applied Digital’s AI Factory campus at Ellendale, North Dakota, (ii) repay the aggregate principal balance plus any accrued interest under the Credit and Guaranty Agreement with Goldman Sachs Bank USA, as administrative agent and as collateral agent and the lenders party thereto, which was provided as a bridge loan facility, (iii) fund debt service reserves, and (iv) pay transaction expenses.

A copy of the press release announcing the Offering is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the completion, size and timing of the Offering, the anticipated use of any proceeds from the Offering, the terms of the notes and anticipated future events. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions and the completion of the Offering on the anticipated terms or at all, the other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2025 and the risks described in other filings that the Company may make from time to time with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated June 8, 2026, announcing the Credit Facility.
99.2	Selected Slides from Investor Presentation, dated June 9, 2026.
99.3	Press release, dated June 9, 2026, announcing the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 9, 2026	By:	/s/ Saidal Mohmand
	Name:	Saidal Mohmand
	Title:	Chief Financial Officer